Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-21679) of Sovran Self Storage, Inc.,
(2)
Registration Statement (Form S-8 No. 333-42272) pertaining to the 1995 Award and Option Plan and to the 1995 Outside Directors’ Stock Option Plan,
(3)
Registration Statement (Form S-8 No. 333-42270) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.,
(4)
Registration Statement (Form S-8 No. 333-73806) pertaining to the 1995 Award and Option Plan,
(5)
Registration Statement (Form S-8 No. 333-107464) pertaining to the 1995 Outside Directors’ Stock Option Plan,
(6)
Registration Statement (Form S-8 No. 333-138937) pertaining to the 2005 Award and Option Plan,
(7)
Registration Statement (Form S-3 No. 333-187351) and related Prospectus of Sovran Self Storage, Inc. for the registration of 3,000,000 shares of its common stock,
(8)
Registration Statement (Form S-3 No. 333-195592) and related Prospectus of Sovran Self Storage, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units,
(9)
Registration Statement (Form S-3 No. 333-211985 and No. 333-211985-01) and related Prospectus of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership for the registration of common stock, preferred stock, warrants, units and guarantees of Life Storage, Inc. and debt securities of Life Storage LP,
(10)
Registration Statement (Form S-3 No. 333-225620 and No. 333-225620-1) and related Prospectus of Life Storage, Inc. and Life Storage LP for the registration of common stock, preferred stock, warrants, units and guarantees of Life Storage, Inc. and debt securities of Life Storage LP,
(11)
Registration Statement (Form S-3 No. 333-257031 and No. 333-257031-1) and related Prospectus of Life Storage, Inc. and Life Storage LP for the registration of common stock, preferred stock, warrants, units and guarantees of Life Storage, Inc. and debt securities of Life Storage LP, and
(12)
Registration Statement (Form S-8 No. 333-268552) pertaining to the 2015 Award and Option Plan, to the 2020 Outside Directors' Stock Award Plan, and to the Amended and Restated 2009 Outside Directors' Stock Option and Award Plan;

of our reports dated February 24, 2023, with respect to the consolidated financial statements and schedule of Life Storage, Inc. and the effectiveness of internal control over financial reporting of Life Storage, Inc. included in this Annual Report (Form 10-K) of Life Storage, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Buffalo, New York

February 24, 2023